UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2007, Wireless Facilities, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with LCC International, Inc. (“LCC”) pursuant to which the Company has agreed to sell to LCC all of the assets used in the conduct of the operation of the Company’s Wireless Network Services business segment that provides engineering services to the non-government wireless communications industry in the United States (the “Business”) on the terms set forth in the Acquisition Agreement (the “Acquisition”), subject to the satisfaction of certain closing conditions.  The Board of Directors of each of the Company and LCC approved the Acquisition and the Acquisition Agreement.

The aggregate consideration to be paid by LCC in connection with the Acquisition is $46,000,000, subject to certain adjustments.  Pursuant to the terms of the Acquisition Agreement, LCC will deliver a subordinated promissory note for the principal amount of $22,000,000 (the “Subordinated Promissory Note”) and pay $17,000,000 in cash and at the closing, and the Company will retain approximately $7,000,000 in net accounts receivable of the Business.

The Subordinated Promissory Note to be issued to the Company at the closing has a three-year maturity date with an escalating interest rate on the unpaid principal amount.  The principal amount under the Subordinated Promissory Note may be increased or decreased in accordance with certain post-closing purchase price adjustments under the Acquisition Agreement.  Subject to certain conditions, in the event that LCC fails to pay interest under the Subordinated Promissory Note, the Company may elect to receive such unpaid interest payments in common stock of LCC.  Pursuant to the terms of the Subordinated Promissory Note, LCC has agreed to cause a resale registration statement covering any shares of its common stock issued to the Company under the Subordinated Promissory note to be filed within 45 days after the issuance of any such shares.  The Subordinated Promissory Note will be subject to the terms of a subordination agreement to be executed by LCC, the Company and Bank of America, N.A. at the closing (the “Subordination Agreement”).

The foregoing descriptions of the Acquisition Agreement, the Subordinated Promissory Note and the Subordination Agreement do not purport to be complete and are qualified in their entirety by the Acquisition Agreement, the Subordinated Promissory Note and the Subordination Agreement attached as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The Company issued a press release on May 29, 2007 regarding the execution of the Acquisition Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Acquisition Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and LCC.  The Acquisition Agreement contains representations and warranties that each of the Company and LCC made to the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Acquisition Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

2.1

Asset Purchase Agreement, dated May 29, 2007, by and between Wireless Facilities, Inc. and LCC International, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Subordinated Promissory Note to be issued by LCC International, Inc. to Wireless Facilities, Inc. at closing.
10.2	Form of Subordination Agreement to be executed by LCC International, Inc., Wireless Facilities, Inc. and Bank of America, N.A. at closing.
99.1	Press Release of Wireless Facilities, Inc. issued on May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: May 29, 2007	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Asset Purchase Agreement, dated May 29, 2007, by and between Wireless Facilities, Inc. and LCC International, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Subordinated Promissory Note to be issued by LCC International, Inc. to Wireless Facilities, Inc. at closing.
10.2	Form of Subordination Agreement to be executed by LCC International, Inc., Wireless Facilities, Inc. and Bank of America, N.A. at closing.
99.1	Press Release of Wireless Facilities, Inc. issued on May 29, 2007.